As filed with the Securities and Exchange Commission on March 14, 2025
Registration No. 333-252808
Registration No. 333-234125
Registration No. 333-232765

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form F-3
REGISTRATION STATEMENT NO. 252808

Form F-3
REGISTRATION STATEMENT NO. 234125

Form F-3
REGISTRATION STATEMENT NO. 232765

UNDER
THE SECURITIES ACT OF 1933

STAR BULK CARRIERS CORP.
(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands
(State or other jurisdiction of
incorporation or organization)
Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
40 Agiou Konstantinou Str. Maroussi 15124,
Athens, Greece
011-30-210-617-8400 (telephone number)
(Address and telephone number of
Registrant’s principal executive offices)

N/A
(I.R.S. Employer
Identification No.)
Star Bulk Carriers Corp.
c/o Star Bulk (USA) LLC
Attention: Hamish Norton
358 5th Avenue, Suite 1207, New York, NY 10001
(646) 559-1140 (telephone number)
(Name, address and telephone
number of agent for service)

Copies to:

Georgia Mastagaki, Co-General Counsel
Sofia Damigou, Co-General Counsel
Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
40 Agiou Konstantinou Str. Maroussi 15124,
Athens, Greece
011-30-210-617-8400 (telephone number)
D. Scott Bennett, Esq. Cravath, Swaine & Moore LLP Two Manhattan West 375 Ninth Avenue New York, NY 10001 (212) 474-1000 (telephone number)

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: Not Applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statements on Form F-3 (each, a “Registration Statement” and collectively, the “Registration Statements”):

(1)
Registration Statement on Form F-3 (Registration No. 333-252808) filed by Star Bulk Carriers Corp. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on February 5, 2021 registering 5,100,000 shares of the Registrant’s common stock (“Common Stock”) to be sold from time to time by the selling shareholders named therein;

(2)
Registration Statement on Form F-3 (Registration No. 333-234125) filed by the Registrant with the SEC on October 7, 2019 registering 1,537,110 shares of Common Stock to be sold from time to time by the selling shareholder named therein; and

(3)
Registration Statement on Form F-3 (Registration No. 333-232765) filed by the Registrant with the SEC on July 23, 2019, registering 2,966,260 shares of Common Stock to be sold from time to time by the selling shareholder named therein.

The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statements to reflect that no shares of Common Stock remain unsold pursuant to the Registration Statements and is terminating all offerings of its Common Stock pursuant to the Registration Statements. The Registrant believes that all shares of Common Stock covered by the Registration Statements were sold by the selling shareholders and/or any relevant contractual registration rights have terminated.

In accordance with an undertaking in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered under the Registration Statements but remain unsold at the termination of the offerings, the Registrant hereby removes from registration any and all securities of the Registrant that have been registered for issuance under the Registration Statements but remain unsold. The Registration Statements are hereby amended to reflect the termination of the offerings and the removal from registration of any and all securities of the Registrant that have been registered for issuance under the Registration Statements but remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on March 14, 2025.

STAR BULK CARRIERS CORP.

By:	/s/ Petros Pappas
	Name	Petros Pappas
	Title	Chief Executive Officer

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of the Registrant, has signed this Post-Effective Amendment No. 1 to the Registration Statements in the City of Newark, State of Delaware, on March 14, 2025.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
	Name:	Hamish Norton
	Title:	Officer